Exhibit 10.18

EXECUTION COPY

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”), dated as of July 17, 2009, is made by and between Wells Fargo Bank, National Association, as the Collateral Agent and Administrative Agent under the Aimco Credit Agreement (hereinafter defined) (in such capacities, together with successors and assigns, the “Aimco Agent”) and HSH Nordbank AG, New York Branch (“HSH Nordbank”), as the Collateral Agent for the lenders under and pursuant to the HSH Facilities (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Holdings Agent”), and is acknowledged by CSSW, LLC, a Delaware limited liability company, as borrower under the Aimco Credit Agreement (the “Borrower”), First Wind Holdings, LLC (“Sponsor”), as borrower under the Holdings Loan Agreement (as hereinafter defined) and as guarantor under the various guaranties of the obligations of First Wind Acquisition, LLC under the FWA Note (as hereinafter defined) (“FWA”) and First Wind Acquisition IV, LLC under the FWA4 Note (as hereinafter defined) (“FWA4”, and together with FWA and Sponsor, the “Sponsor Entities”).

WHEREAS,  Sponsor, the Holdings Agent, and HSH Nordbank AG, New York Branch, as Arranger, Collateral Agent, Issuing Bank, and Administrative Agent and Lender and the other financial institutions from time to time party thereto, have entered into that certain Amended and Restated Loan Agreement, dated as of December 12, 2008 (as it may be amended, modified, supplemented or amended and restated from time to time, the “Holdings Loan Agreement”);

WHEREAS,  FWA and HSH Nordbank, as Collateral Agent and Administrative Agent and Lender and the other financial institutions from time to time party thereto, have entered into that certain Third Amended and Restated Secured Promissory Note, dated as of December 12, 2008 (as it may be amended, modified, supplemented or amended and restated from time to time, the “FWA Note”);

WHEREAS,  FWA4 and HSH Nordbank, as Collateral Agent and Administrative Agent and Lender and the other financial institutions from time to time party thereto, have entered into that certain Amended and Restated Secured Promissory Note, dated as of December 12, 2008 (as it may be amended, modified, supplemented or amended and restated from time to time, the “FWA4 Note”, and together with the Holdings Loan Agreement and the FWA Note, and the related guarantees by Sponsor of the FWA Note and FWA4 Note, as they may be amended, modified, supplemented or replaced from time to time, the “HSH Facilities”);

WHEREAS,  Sponsor has guaranteed the obligations of FWA and FWA4 under the relevant HSH Facilities;

WHEREAS,  the Holdings Lien Indebtedness (as defined herein) is secured by pledges and other liens on certain assets of the Sponsor Entities and certain of Sponsor Entities’ Affiliates and subsidiaries (other than the Obligors) pursuant to certain collateral documents in favor of the Holdings Agent, as Collateral Agent under each of the HSH Facilities, which documents, together with the other collateral and loan documents executed and delivered in connection each of the HSH Facilities are referred to herein as the “Holdings Loan Documents”;

WHEREAS,  pursuant to the HSH Facilities, Sponsor and Holdings Agent entered into that certain Amended and Restated Pledge and Security Agreement, dated as of December 12, 2008, pursuant to which Sponsor pledged, among other things, its interest in New York Wind III, LLC (“NY3”) and First Wind Maine Holdings, LLC (“Maine Holdings”);

WHEREAS,  pursuant to the HSH Facilities, Maine Holdings and Holdings Agent entered into that certain Amended and Restated Guaranty and Pledge Agreement, dated as of December

12, 2008, pursuant to which Maine Holdings pledged its interest in Evergreen Wind Power V, LLC (“Stetson Project Company”);

WHEREAS,  Sponsor has formed a new wholly-owned, direct subsidiary CSSW Holdings, LLC (“Aimco Holdco”), which will own all outstanding equity in the Borrower;

WHEREAS,  the Borrower, Aimco Holdco, Aimco Agent and PIP3PX FirstWind Debt ltd. and PIP3GV FirstWind Debt Ltd., as the initial lenders under the Aimco Credit Agreement (the “Initial Lenders”), and the other investors or financial institutions from time to time party thereto as Lenders (together with the Initial Lenders and their respective successors and assigns, collectively, the “Aimco Lender”), have entered into that certain Credit Agreement dated as of July 17, 2009 (as it may be amended, modified, supplemented or amended and restated from time to time, the “Aimco Credit Agreement”);

WHEREAS,  pursuant to the Aimco Credit Agreement, Sponsor plans to transfer its interest in NY3 to the Borrower and to cause Maine Holdings to transfer its interest in Stetson Project Company to Stetson Holdings, LLC (“Stetson Holdings”), a wholly owned direct subsidiary of the Borrower;

WHEREAS,  pursuant to Section 7(u) of the Holdings Loan Agreement, the consent of the Administrative Agent (as such term is defined under the Holdings Loan Agreement) is required prior to the transfer of interests contemplated in connection with the Aimco Credit Agreement and as set forth above;

WHEREAS,  pursuant to Section 5(l) of the FWA Note and Section 5(l) of the FWA4 Note, the consent of the Majority Lenders (as such term is defined under each of the FWA Note and FWA4 Note) is required prior to the transfer of interests contemplated in connection with the Aimco Credit Agreement and as set forth above;

WHEREAS,  the repayment of the Obligations (as that term is defined in the Aimco Guarantee and Security Agreement) is to be secured by a first priority security interests in and liens on all of the assets and equity interests of the Borrower (including the pledge of all of the outstanding Equity Interests in NY3 and Stetson Holdings) and Aimco Holdco (including a pledge of all of the outstanding Equity Interests in the Borrower) and, in certain circumstances, Steel Winds Holding Company and Steel Winds Project Company, each a subsidiary of the Borrower, pursuant to the Aimco Guarantee and Security Agreement and certain other collateral documents in favor of the Aimco Lender, which documents, together with the other collateral and loan documents executed and delivered in connection with the Aimco Credit Agreement, are referred to herein as the “Aimco Loan Documents”;

WHEREAS,  to induce Holdings Agent and the Majority Lenders (as such term is defined under each of the FWA Note and FWA4 Note) to consent to the formation of Aimco Holdco and the transfers of NY3 and Maine Wind Holdings as contemplated by the Aimco Credit Agreement and as set forth above and to release its existing pledge of and Lien on the Equity Interests of NY3 and Stetson Project Company, Holdings Agent shall be granted replacement liens in the assets (including Equity Interests in NY3 and Stetson Holdings) of Aimco Holdco and the Borrower and, in the event such subsidiaries of the Borrower become parties to the collateral documents in favor of the Aimco Lender, Steel Winds Holding Company and Steel Winds Project Company, in each case subordinated to the liens of Aimco Lender;

WHEREAS,  each of the Aimco Agent (for itself and on behalf of the Aimco Lender) and the Holdings Agent (for itself and on behalf of the Holdings Lenders) wish to enter into this Agreement to establish (i) their respective rights and priorities in the Collateral and (ii) certain of their respective claims against the Obligors.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Aimco Agent and the Holdings Agent hereby agree as follows:

1.             Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Holdings Loan Collateral” means the assets or interests in assets now owned or hereafter acquired by Sponsor or any of its direct or indirect subsidiaries or affiliates (other than the Obligors), including by any Project Company (as defined in the Holdings Loan Agreement), in or upon which a Lien is granted under the Holdings Loan Documents, and all products and proceeds of any of the foregoing, but excluding, for the avoidance of doubt, any assets or interests in assets of the Obligors that are included in the Collateral.

“Affiliates” shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or membership or other ownership interests, by contract or otherwise).

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Aimco Guarantee and Security Agreement” shall mean the First Lien Guarantee and Security Agreement, dated as of July 17, 2009, made by Aimco Holdco, the Borrower and, to the extent becoming grantors thereunder, Steel Winds Holding Company and Steel Winds Project Company, in favor of Aimco Agent.

“Aimco Lender” shall have the meaning set forth in the recitals to this Agreement.

“Aimco Lien Indebtedness” means the collective reference to the unpaid principal of and interest on all obligations and liabilities and other amounts of any Obligor (including, without limitation, interest accruing at the then applicable rate provided in the Aimco Credit Agreement after the maturity of the obligations and liabilities and interest accruing at the then applicable rate provided in the Aimco Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any Insolvency Proceeding, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Aimco Agent, the Aimco Lenders or any other secured party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Aimco Credit Agreement, this Agreement, the other Aimco Loan Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Aimco Agent or to the secured parties that are required to be paid pursuant to the terms of any of the foregoing agreements); provided that the principal amount of the loans under the Aimco Credit Agreement shall not exceed $115,000,000  (the “Aimco Lien Cap Amount”) plus the amount of (i) all fees, premium, interest (including all capitalized fees, premium and interest (including PIK Interest as defined in the Aimco Credit Agreement)), attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, or other amounts payable under any Aimco Loan Document and (ii) $5,000,000  (collectively, “Aimco Lien Additional Amount”). Any amount of such obligations in excess of the sum of the Aimco Lien Cap Amount plus the Aimco Lien Additional Amount shall be deemed not to be “Aimco Lien Indebtedness” and shall not have the benefit of the terms and subordination provisions of this Agreement.

“Aimco Credit Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Aimco Loan Documents” shall have the meaning set forth in the recitals to this Agreement.

“Bankruptcy Code” means the United States Federal Bankruptcy Code of 1978, as amended from time to time, and any successor statute.

“Borrower” shall have the meaning set forth in the preamble to this Agreement.

“Business Day” means any day that is neither a Saturday or Sunday nor a legal holiday or a day on which commercial banks and the Federal Reserve are authorized or required to be closed in New York City or in Toronto, Ontario, Canada or Minneapolis, Minnesota.

“Cash Collateral” means any Collateral consisting of (i) cash or cash equivalents, (ii) any security entitlement (as defined in the UCC), or (iii) any financial assets (as defined in the UCC).

“Cohocton” means, collectively Canandaigua Power Partners, LLC and Canandaigua Power Partners II, LLC.

“Cohocton Project” means the 125 MW wind powered electrical generating facility owned by Cohocton located in Steuben County, New York.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by either Obligor in or upon which a Lien is granted under both the Aimco Loan Documents and the Holdings Loan Documents and all products and proceeds of any of the foregoing. The Collateral shall not include any Additional Holdings Loan Collateral nor Government Grant Proceeds.

“Comparable Holdings Security Document” means, in relation to any Collateral subject to any Aimco Loan Document, that Holdings Loan Document that creates a security interest in the same Collateral, granted by the same Obligor, as applicable.

“Control Collateral” means any Collateral consisting of (i) a certificated security (as defined in the UCC), (ii) investment property (as defined in the UCC), (iii) a deposit account (as defined in the UCC) or (iv) any other Collateral as to which a Lien may be perfected (under any applicable law) through physical possession or control by the secured party, or any agent therefor.

“DIP Financing” shall have the meaning given to such term in Section 3(d).

“Discharge of Aimco Lien Indebtedness” means the payment (in cash or immediately available funds) and performance in full of any and all Aimco Lien Indebtedness (other than inchoate obligations) under the Aimco Loan Documents, whether due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, and the termination of the Initial Term Loan Commitment and Subsequent Term Loan Commitment (as such terms are defined in the Aimco Credit Agreement).

“Enforcement Notice” shall have the meaning set forth in Section 2(g).

“Equity Interests” means with respect to any Person, all of the shares, interests, membership interests, participations, or other equivalents (however designated) of such Person’s capital stock, including all classes of common or preferred capital stock, or partnership, limited liability company or other equity, ownership or profit interests at any time outstanding, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests) (but excluding any debt security that is convertible into or exchangeable for such shares), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” means, as the context requires, “Event of Default” as defined in the Aimco Credit Agreement or an “Event of Default” as defined in each of the HSH Facilities.

“Exercising Any Secured Creditor Remedies” or “Exercising of Secured Creditor Remedies” means (i) the taking of any action to enforce or realize upon any Lien on the Collateral, including the institution of any foreclosure proceedings with respect to the Collateral or the noticing of any public or private disposition of the Collateral pursuant to Article 9 of the UCC, (ii) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien on the Collateral under the Aimco Loan Documents, the Holdings Loan Documents, applicable law, in an Insolvency Proceeding relating to any Obligor or otherwise, including the election to retain any part of the Collateral in satisfaction of a Lien, (iii) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the Proceeds of Collateral, (iv) the sale, lease, license, or other disposition by legal process after an Event of Default of all or any portion of the Collateral by or on behalf of Aimco Lender, by private or public sale or other disposition by legal process after an Event of Default, and (v) the exercise of any other right relating to any Collateral (including the exercise of any voting rights relating to any Equity Interest in the Borrower or in any direct subsidiary of the Borrower that is pledged as part of the Collateral and including any right of recoupment or set-off)  whether under the Aimco Loan Documents, the Holdings Loan Documents, applicable law, in an Insolvency Proceeding relating to any Obligor or otherwise.

“FWA” shall have the meaning set forth in the preamble to this Agreement.

“FWA Note” shall have the meaning set forth in the preamble to this Agreement.

“FWA4” shall have the meaning set forth in the preamble to this Agreement.

“FWA4 Note” shall have the meaning set forth in the preamble to this Agreement.

“Government Grant Proceeds” means any ITC Grant (as defined in the Aimco Credit Agreement) received by any Obligor in connection with the Cohocton Project or the Stetson I Project from the United States Government pursuant to the American Recovery and Reinvestment Act of 2009.

“Holdings Lien Indebtedness” means all obligations and all other amounts now or hereafter owing, due or secured under the terms of the HSH Facilities or any other Holdings Loan Document, including any and all amounts payable to the Holdings Lenders, all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under any Holdings Lien Loan Document or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to either Obligor, or that would have accrued or become due under the terms of the Holdings Loan Documents but for the effect of such Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Holdings Lenders” means those Persons holding the Holdings Lien Indebtedness from time to time.

“Holdings Loan Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Holdings Loan Documents” shall have the meaning set forth in the recitals to this Agreement.

“HSH Facilities” shall have the meaning set forth in the preamble to this Agreement.

“HSH Nordbank” shall have the meaning set forth in the preamble to this Agreement.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, provincial, federal or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Lien” means, with respect to any property of any Person, any mortgage, pledge, security interest, encumbrance, deposit arrangement, hypothecation, lien (statutory or otherwise), charge or other security interest or any preference, proxy or other security agreement or preferential arrangement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the property is retained by or vested in some other Person for security purposes.

“Obligors” means the Borrower, Aimco Holdco and, to the extent becoming grantors under the Aimco Guarantee and Security Agreement, Steel Winds Holding Company and Steel Winds Project Company.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, estate, joint stock company, trust, organization, business or other enterprises or organization, or a government or agency, instrumentality or political subdivision thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Proceeds” means (i) all “proceeds” as defined in Article 9 of the UCC with respect to the Collateral, and (ii) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Purchase” shall have the meaning set forth in Section 2(g).

“Purchase Notice” shall have the meaning set forth in Section 2(g).

“Purchasing Parties” shall have the meaning set forth in Section 2(g).

“Purchase Price” shall have the meaning set forth in Section 2(g).

“Recovery” shall have the meaning set forth in Section 3(c).

“Sponsor” shall have the meaning set forth in the preamble to this Agreement.

“Steel Winds Holding Company” shall mean the holding company to be formed by the Borrower after the date hereof prior to the occurrence of certain events in accordance with the Aimco Credit Agreement, including prior to the time it and Steel Winds Project Company are required to become grantors under the Aimco Guarantee and Security Agreement in accordance with the terms thereof, which will own directly 100% of the Equity Interests in Steel Winds Project Company.

“Steel Winds Project Company” shall mean Niagara Wind Power, LLC, a Delaware limited liability company.

“Stetson I Project” means the 57 MW wind powered electrical generating facility owned by Stetson Project Company located in Washington County, Maine.

“Surviving Obligations” shall have the meaning set forth in Section 2(g).

“UCC” means the Uniform Commercial Code as enacted and in effect from time to time in the State of New York.

a.             Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or. “ The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

2.                                       Subordination and Remedies.

a.             Claims Subordination.

(i)            Subject to Section 2(a)(ii), the Holdings Agent and the Holdings Lenders shall not accept, take or receive, by payment, in cash or in kind, by way of setoff, or in any other manner, from the Borrower or from the Collateral, the whole or any part of any sums which may now or hereafter be owing to any Holdings Lender or the Holdings Agent on account of the Holdings Lien Indebtedness; provided that the foregoing shall not preclude the Holdings Agent from: (i) exercising any secured creditor remedies after an Event of Default under the Holdings Loan Documents as to the Additional Holdings Loan Collateral or against any Sponsor Entity (other than as to the Collateral, subject to clause (ii) below) and retaining the amounts received by it in connection therewith; or (ii) requesting in any Insolvency Proceeding the reimbursement of Holdings Agent professional fees and, if so authorized by the presiding court, receiving such payments. So long as the Discharge of Aimco Lien Indebtedness has not occurred, any payment received by the Holdings Agent or any other Holdings Secured Party in contravention of this Section 2(a)(i) shall be segregated and held in trust and forthwith transferred or paid over to the Aimco Agent in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct; provided, however, that neither the Holdings Agent nor the Holdings Lenders shall be required to disgorge any payments received by it or them on account of interest, fees, or expenses expressly provided for in the HSH Facilities during the period prior to the liquidation of any Collateral.

(ii)           The Aimco Agent and the Aimco Lender shall not accept, take or receive, by payment, in cash or in kind, by way of setoff, or in any other manner (including dividends, distributions, advances or otherwise) from the Borrower or any other Person, any Government Grant Proceeds. So long as any indebtedness or other obligations or commitments remain outstanding under any of the HSH Facilities, the Aimco Agent shall cause any Government Grant Proceeds (or any dividends, distributions, advances or other proceeds thereof) received by the Aimco Agent or the Aimco Lender to be paid to the Stetson or Cohocton project company, as applicable, or as Holdings Agent otherwise directs. Any payment received by the Aimco Agent or the Aimco Lender in contravention of this Section 2(a)(ii) shall be segregated and held in trust and forthwith transferred or paid over to the Holdings Agent for the benefit of the Holdings Lenders in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

b.             Lien Subordination. Notwithstanding (i) the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to the Aimco Agent or the Holdings Agent in respect of all or any portion of the Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of Aimco Agent or the Holdings Agent in any Collateral, (iii) any provision of the UCC, any other applicable law, any of the Aimco Loan Documents or the Holdings Loan Documents, (iv) whether or not the Liens securing the Aimco Lien Indebtedness are valid, binding, enforceable, void, voided, voidable, Holdings, reduced, disallowed or allowable or (v) any other circumstance whatsoever, Aimco Agent and Holdings Agent, hereby agree that:

(1)  any Lien (including any judgment Lien) in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Holdings Agent or any Holdings Lender that secures all or any portion of the Holdings Lien Indebtedness, shall in all respects be junior and subordinate to all Liens granted to Aimco Agent in the Collateral to secure all or any portion of the Aimco Lien Indebtedness, and

(2)  any Lien (including any judgment Lien) in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Aimco Agent that secures all or any portion of the Aimco Lien Indebtedness shall in all respects be senior and prior to all Liens granted to the Holdings Agent or any Holdings Lender in the Collateral to secure all or any portion of the Holdings Lien Indebtedness;

provided that nothing in this Agreement shall preclude the Holdings Agent from (A) exercising secured creditor remedies after an Event of Default under the Holdings Loan Documents as to the Additional Holdings Loan Collateral or (B) exercising any and all rights, remedies and privileges of Aimco Holdco (whether before or after any Exercise of Secured Remedies by the Aimco Agent, in any Insolvency Proceeding, or otherwise) in the event that, pursuant to any exercise of secured creditor remedies by the Holdings Agent under the Holdings Loan Documents, the Holdings Agent succeeds Sponsor as the owner (legally, beneficially, pursuant to any voting trust or similar arrangement, or otherwise) of Equity Interests in Aimco Holdco.

c.             Exclusive Enforcement. Until the Discharge of Aimco Lien Indebtedness has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Obligor, the Aimco Agent shall have the exclusive right in Exercising Any Secured Creditor Remedy, without any consultation with or consent of the Holdings Agent or any Holdings Lender. Upon the occurrence and during the continuance of a default or an Event of Default under the Aimco Loan Documents, the Aimco Agent may Exercise Any Secured Creditor Remedy with respect to the Aimco Lien Indebtedness and the Collateral in such order and manner as it may determine in its sole discretion.

d.             Exercise of Remedies. Holdings Agent, on behalf of itself and the Holdings Lenders, agrees that, until the Discharge of Aimco Lien Indebtedness has occurred:

(i)  they will not take or cause to be taken any Exercise of Secured Creditor Remedy;

(ii)  they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Holdings Lien Indebtedness pari passu with or senior to, or to give the Holdings Agent or any Holdings Lender any preference or priority relative to, the Liens with respect to the Aimco Lien Indebtedness or the Aimco Agent or Aimco Lender with respect to any of the Collateral;

(iii)  they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Collateral by the Aimco Agent or the Aimco Lender or any other Exercise of Secured Creditor Remedy (or any forbearance from any Exercise of Secured Creditor Remedy) by or on behalf of the Aimco Agent or the Aimco Lender;

(iv)  they have no right to (i) direct the Aimco Agent or the Aimco Lender to exercise any right, remedy or power with respect to the Collateral or pursuant to the Aimco Loan Documents or (ii) consent or object to the exercise by the Aimco Agent or the Aimco Lender of any right, remedy or power with respect to the Collateral or pursuant to the Aimco Loan Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iv), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(v)  they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against the Aimco Agent or the Aimco Lender seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to, and the Aimco Agent and the Aimco Lender shall not be liable for, any action taken or omitted to be taken by either with respect to the Collateral or pursuant to the Aimco Loan Documents; and

(vi)  they will not seek, and hereby waive any right, to have the Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Collateral.

e.             Acknowledgement of Liens. Holdings Agent and Holdings Lenders acknowledge and agree that Aimco Agent has been granted Liens upon all of the Collateral and Holdings Agent and Holdings Lenders hereby consent thereto. Except as to the Additional Holdings Loan Collateral, each of Holdings Agent and Holdings Lenders agree that they shall not obtain a Lien on any asset of any Obligor to secure all or any portion of the Holdings Lien Indebtedness unless concurrently therewith, Aimco Agent obtains a Lien on such asset or Collateral and the parties hereby agree that all such Liens are and will be subject to this Agreement. Each of the Aimco Agent and the Aimco Lender acknowledges and agrees that Holdings Agent has been granted Liens upon all of the Collateral in which the Aimco Agent and the Aimco Lender have been granted Liens and the Aimco Agent and the Aimco Lender hereby consent thereto. Except as otherwise specifically provided herein, each of the Aimco Agent and the Aimco Lender agrees that it shall not obtain a Lien on any asset of any Obligor to secure all or any portion of the Aimco Lien Indebtedness unless such Obligor also grants Holdings Agent and Holdings Lenders a Lien on such asset subordinate to the Lien of the Aimco Lien Indebtedness and the parties hereby agree that all such Liens are and will be subject to this Agreement. The subordination of Liens and claims by Holdings Agent in favor of Aimco Agent shall not be deemed to subordinate (i) Holdings Agent’s Liens or claims to the Liens or claims of any other Person that is not a holder of Aimco Lien Indebtedness or (ii) Holdings Agent or any Holdings Lender’s liens or claims with respect to the Additional Holdings Loan Collateral to the Aimco Lien Indebtedness. Each of the Aimco Agent and the Aimco Lender acknowledges that the Aimco Agent and the Aimco Lender have no liens or claims whatsoever with respect to the Additional Holdings Loan Collateral.

f.              Agent for Perfection. Aimco Agent shall hold all Control Collateral and Cash Collateral, as applicable, in its possession, custody, or control (or in the possession, custody, or control of agents or bailees for the Aimco Agent) solely for the purpose of perfecting the security interest granted to the Aimco Lenders, the Holdings Agent and the Holdings Lenders in such Control Collateral or Cash Collateral subject to the terms and conditions of this Section 2(f). The Aimco Agent shall have no obligation whatsoever to the Holdings Agent or the Holdings Lenders to assure that the Control Collateral is genuine or owned by either Obligor or any other Person or to preserve their respective rights or benefits or those of any Person. The duties or responsibilities of Aimco Agent under this Section 2(f) are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral as agent for purposes of perfecting the Lien held by the Holdings Agent, the Holdings Lenders and the Aimco Lender. The Borrower and each other Obligor hereby authorizes Aimco Agent, upon the Discharge of Aimco Lien Indebtedness, to deliver to the Holdings Agent the Control Collateral and Cash Collateral held or received by it, together with any necessary endorsement and any other proceeds of Collateral held by it. The Aimco Agent is not nor shall be deemed to be a fiduciary of any kind for Holdings Agent, Holdings Lender or any other Person other than the Aimco Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Aimco Agent.

g.             Purchase Option. (i) The Aimco Agent agrees that it will give the Holdings Agent written notice (the “Enforcement Notice”) within five Business Days after acceleration of the Aimco Lien Indebtedness or commencing any Exercise of Secured Creditor Remedies with respect to Collateral (which notice shall be effective for all Exercises of Secured Creditor Remedies taken after the date of such notice so long as the Aimco Agent is diligently pursuing in good faith the exercise of its default or enforcement rights or remedies against, or diligently attempting in good faith to vacate any stay of enforcement rights of its senior Liens on a material portion of the Collateral, including, without limitation, all Exercise of Secured Creditor Remedies identified in such notice). Any Holdings Lender shall have the option, by irrevocable written notice in the form attached hereto as Annex A (the “Purchase Notice”) delivered by the Holdings Agent to the Aimco Agent no later than thirty days after receipt by the Holdings Agent of the Enforcement Notice, to purchase all of the Aimco Lien Indebtedness from the Aimco Lender and shall be irrevocably obligated upon delivery of such notice to consummate such purchase within the time periods specified below; provided that, if any Holdings Lender identified in the Purchase Notice is a Person other than HSH Nordbank, such Person shall be sufficiently creditworthy to consummate the purchase as reasonably determined by the Aimco Agent (HSH Nordbank and any such other creditworthy Person, a “Permitted Holdings Lender”). If the Holdings Agent so delivers a Purchase Notice from Permitted Holdings Lenders, unless the Holdings Agent otherwise directs, the Aimco Agent shall terminate any existing Exercise of Secured Creditor Remedies and shall not take any further Exercise of Secured Creditor Remedies, provided, that the Purchase (as defined below) shall have been consummated on the date specified in the Purchase Notice in accordance with this clause (g).

(ii)  On the date specified by the Holdings Agent and each Permitted Holdings Lender in the Purchase Notice (which shall be a Business Day not less than five Business Days, nor more than sixty days, after receipt by the Aimco Agent of the Purchase Notice), the Aimco Lender shall, subject to any required approval of any court or other governmental authority then in effect, sell to the Permitted Holdings Lenders electing to purchase pursuant to clause (g)(i) (the “Purchasing Parties”), and the Purchasing Parties shall purchase (the “Purchase”) from the Aimco Lender, the Aimco Lien Indebtedness; provided that the Aimco Lien Indebtedness purchased shall not include any rights of the Aimco Lender or the Aimco Agent with respect to indemnification and other obligations of the Borrower and the Borrower’s subsidiaries under the Aimco Loan Documents that are expressly stated to survive the termination of the Aimco Loan Documents (the “Surviving Obligations”). Following the delivery of a Purchase Notice, the Purchase by the Purchasing Parties may be effected through an Affiliate, subsidiary or other designee, provided that the obligation to consummate the Purchase in accordance with this Section 2(g), including the payment of the Purchase Price and other amounts as set forth in this Section, shall remain the irrevocable obligation of the Purchasing Parties.

(iii)  Without limiting the obligations of Aimco Holdco, the Borrower and the Borrower’s subsidiaries under the Aimco Loan Documents to the Aimco Agent and the Aimco Lender with respect to the Surviving Obligations (which shall not be transferred in connection with the Purchase), on the date of the Purchase, the Purchasing Parties shall (i) pay to the Aimco Lender as the purchase price (the “Purchase Price”) therefor the full amount of all Aimco Lien Indebtedness then outstanding and unpaid (including principal, interest, fees, breakage costs, attorneys’ fees and expenses, and, if prior to the acceleration of the Aimco Lien Indebtedness, any premium which would be due and owing with respect to any payment of the principal by any Obligor on the date of the Purchase), (ii) agree to reimburse the Aimco Lender and the Aimco Agent for any loss, cost, damage or expense (including attorneys’ fees and expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the Aimco Lien Indebtedness and/or as to which the Aimco Lender or Aimco Agent have not yet received final payment and (iv) agree, after written request from the Aimco Agent, to reimburse the Aimco Agent and the Aimco Lender in respect of indemnification obligations of the Borrower and the Borrower’s subsidiaries under the Aimco Loan Documents as to matters or circumstances known to the Purchasing Parties at the time of the Purchase which could reasonably be expected to result in any loss, cost, damage or expense to any of the Aimco Agent or the Aimco Lender and that are not Surviving Obligations, provided that, in no event shall any Purchasing Party have any liability for such amounts in excess of proceeds of Collateral received by the Purchasing Parties.

(iv)  The Purchase Price shall be remitted by wire transfer in immediately available funds to such account of the Aimco Agent as it shall designate in writing to the Purchasing Parties. The Aimco Agent shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the Purchase Price to the Aimco Lender and the Aimco Agent in accordance with the Aimco Loan Documents. Interest to be included in the Purchase Price shall be calculated to but excluding the day on which the Purchase occurs if the amounts so paid by the Purchasing Parties to the account designated by the Aimco Agent are received in such account prior to 12:00 Noon, New York City time, and such interest shall be calculated to and including such day if the amounts so paid by the Purchasing Parties to the account designated by the Aimco Agent are received in such account later than 12:00 Noon, New York City time.

(v)  The Purchase shall be made without representation or warranty of any kind by the Aimco Agent or the Aimco Lender as to the Aimco Lien Indebtedness, the Collateral or otherwise and without recourse to the Aimco Lender and the Aimco Agent, except that the Aimco Lender and Aimco Agent shall represent and warrant: (i) the amount of the Aimco Lien Indebtedness being purchased, (ii) that the Aimco Lender and the Aimco Agent own the Aimco Lien Indebtedness free and clear of any liens, adverse claims or interests, or other encumbrances and (iii) that the Aimco Lender and the Aimco Agent have the right to assign the Aimco Lien Indebtedness and the assignment is duly authorized.

h.             Application of Proceeds; Turnover Provisions. All proceeds of Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Collateral in connection with an Exercise of Secured Creditor Remedies, whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the Aimco Agent for application to the Aimco Lien Indebtedness in accordance with the terms of the Aimco Loan Documents, until the Discharge of Aimco Lien Indebtedness has occurred and thereafter, to the Holdings Agent for application in accordance with the Holdings Loan Documents. Until the occurrence of the Discharge of Aimco Lien Indebtedness, any Collateral, including without limitation any such Collateral constituting proceeds, that may be received by any of the Holdings Agent or any Holdings Lender in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Aimco Agent, for the benefit of the Aimco Agent and the Aimco Lender, in the same form as received, with any necessary endorsements, and each Holdings Lender and the Holdings Agent hereby authorizes the Aimco Agent to make any such endorsements as agent for the Holdings Agent (which authorization, being coupled with an interest, is irrevocable).

i.              Releases of Liens. Upon any release, sale or disposition of Collateral permitted pursuant to the terms of the Aimco Loan Documents that results in the release of the Lien in favor of the Aimco Agent on any Collateral (other than a release of any Lien on the Collateral by the Aimco Agent upon the Discharge of Aimco Lien Indebtedness by the Borrower under the Aimco Loan Documents in accordance with their terms), the Lien on such Collateral in favor of the Holdings Agent or any Holdings Lender (excluding any portion of the proceeds of such Collateral remaining after the Discharge of Aimco Lien Indebtedness occurs) shall be automatically and unconditionally released with no further consent or action of any Person. The Holdings Agent shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Aimco Agent shall request to evidence any release of the Lien by the Holdings Agent required by this clause (i). The Holdings Agent hereby appoints the Aimco Agent and any officer or duly authorized person of the Aimco Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Holdings Agent and in the name of the Holdings Agent or in the Aimco Agent’s own name, from time to time, in the Aimco Agent’s sole discretion, for the purposes of carrying out the terms of this clause (i), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this clause (i), including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

3.             Insolvency Proceeding.

a.             Continuing Priority. This Agreement is intended to be and shall be enforceable as a subordination agreement under the Bankruptcy Code (including, without limitation, Section 510 of Title 11 of the United States Code) notwithstanding the commencement of any Insolvency Proceeding. In the event of any Insolvency Proceeding relative to either Obligor or any arrangement, adjustment, composition or relief of either Obligor or such Obligor’s debts or any marshaling of the assets of either Obligor, then, in each case, the Holdings Agent and each Holdings Lender agrees that (i) this Agreement, including without limitation the claim subordination provided for in Section 2(a), the lien subordination provided in Section 2(b) and the limitations on enforcement of remedies provided for in Section 2(d), shall apply and shall be fully enforceable according to its terms; and (ii) any payment, distribution or recovery of any kind or character (whether in cash, securities, assets, by set-off,  or otherwise) that the Holdings Agent or any Holdings Lender may receive or receive the benefit of shall treated in accordance with this Agreement, including without limitation Sections 2(a), 2(h) and 6 hereof; whether paid or delivered by an Obligor, a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, including without limitation, any payment, distribution or recovery to be made or received as a result of any Insolvency Proceeding, provided that such terms shall not apply in any Insolvency Proceedings relative to any Sponsor Entity or any of their subsidiaries other than the Obligors. In the event that, notwithstanding the foregoing provisions of this Section 3(a), a determination is made in any Insolvency Proceeding or otherwise, that any Liens securing the Aimco Lien Indebtedness encumbering any Collateral are not enforceable for any reason, and the Holdings Agent or any Holdings Lender receives payment, distribution or recovery that otherwise would be prohibited under this Agreement in excess of what they would have received had such determination not been made, such excess shall (for so long as the Discharge of Aimco Lien Indebtedness has not occurred) be segregated and held in trust, or immediately paid over to, the Aimco Agent, to be applied to the Aimco Lien Indebtedness without recourse, representation or warranty, to the Aimco Agent in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

b.             Proof of Claim. If Holdings Agent or any Holdings Lender does not file a proper claim or proof of debt or other document or amendment thereof in the form required in any Insolvency Proceeding prior to ten (10) days before the expiration of time to file such claim or other document or amendment thereof, then Aimco Agent shall have the right but not the obligation, and hereby irrevocably is appointed lawful attorney of Holdings Agent or such Holdings Lender, to file and prove all claims therefor and to execute and deliver all documents in such proceeding in the name of Holdings Agent or any Holdings Lender or otherwise in respect of such claims, as Aimco Agent reasonably may determine to be necessary or appropriate.

c.             Reinstatement. If Aimco Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay any amount to the estate or to any creditor or representative of either Obligor or any other Person (a “Recovery”), then the Aimco Lien Indebtedness shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this

Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement. All rights, interests, agreements, and obligations of Aimco Agent and Holdings Agent under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of any Insolvency Proceeding by or against either Obligor or any affiliate of an Obligor and irrespective of any other circumstance which otherwise might constitute a defense available to, or a discharge of either Obligor or any other Person in respect of the Aimco Lien Indebtedness. No priority or right of the Aimco Agent shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of either Obligor or by the noncompliance by any Person with the terms, provisions, or covenants of the Aimco Lien Documents or the Subordinated Loan Documents, regardless of any knowledge thereof which the Aimco Agent may have.

d.             DIP Financing. If any Obligor becomes subject to any Insolvency Proceeding, and if the Aimco Agent or the Aimco Lender desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Obligor under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Obligor by any third party (any such financing, “DIP Financing”), then the Holdings Agent agrees, on behalf of itself and the Holdings Lenders, that each Holdings Lender and the Holdings Agent (1) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (2) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in paragraph 3(f) below and (3) will subordinate (and will be deemed hereunder to have subordinated) their Liens on the Collateral (i) to such DIP Financing on the same terms as the Liens with respect to the Aimco Lien Indebtedness are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the Aimco Lender and the Aimco Agent and (iii) to any “carve-out”  agreed to by the Aimco Agent or the Aimco Lender, and (4) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice; provided that the aggregate amount of such DIP Financing, together with the principal amount of all other Aimco Lien Indebtedness outstanding following the incurrence of such DIP Financing, shall not exceed the Aimco Lien Cap Amount plus the Aimco Lien Additional Amount.

e.             Additional DIP Financings. Each of the Holdings Agent and the Holdings Lenders agrees that it shall not, directly or indirectly, provide or offer to provide any DIP Financing for either Obligor secured by a Lien senior to or pari passu with the Liens securing the Aimco Lien Indebtedness, unless the Aimco Agent otherwise has provided its express written consent. Nothing herein shall prevent the Holdings Lenders from offering or providing DIP Financing: (i) that is unsecured or is secured by Liens on the Additional Holdings Collateral or by Liens expressly junior to the Liens securing the Aimco Lien Indebtedness in all respects, or (ii) that has the same relative priority as the Holdings Lien Indebtedness under this Agreement, or (iii) for which a Sponsor Entity, or any Affiliate of the Sponsor Entities other than an Obligor, is liable.

f.              Adequate Protection. The Holdings Agent, on behalf of itself and the Holdings Lenders, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by the Aimco Agent or the Aimco Lender for adequate protection or any adequate protection provided to the Aimco Agent or the Aimco Lender or (b) any objection by the Aimco Agent or the Aimco Lender to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the Aimco Agent or the Aimco Lender under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 3(d)(2) (but subject to all other provisions of this Agreement, including, without limitation, Sections 3(d)(1) and 3(f), in any Insolvency Proceeding, (i) if the Aimco Agent or Aimco Lender are granted adequate protection consisting of additional collateral

(with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, and the Aimco Agent and Aimco Lender do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of cash collateral the Holdings Agent, on behalf of itself and any of the Holdings Lenders, may seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Aimco Lien Indebtedness and such DIP Financing on the same basis as the other Liens securing the Holdings Lien Indebtedness are so subordinated to the Aimco Lien Indebtedness under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the Aimco Lender and the Aimco Agent, provided, however, that the Holdings Agent shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Holdings Lenders, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Holdings Agent, on behalf of itself and the Holdings Lenders, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the Holdings Agent, on behalf of itself or any of the Holdings Lenders, agrees that the Aimco Agent shall also be granted a senior Lien on such additional collateral as security for the Aimco Lien Indebtedness and any such DIP Financing and that any Lien on such additional collateral securing the Holdings Lien Indebtedness shall be subordinated to the Liens on such collateral securing the Aimco Lien Indebtedness and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Aimco Agent or the Aimco Lender as adequate protection, with such subordination to be on the same terms that the other Liens securing the Holdings Lien Indebtedness are subordinated to such Aimco Lien Indebtedness under this Agreement.The Holdings Agent, on behalf of itself and the Holdings Lenders, agrees that except as expressly set forth in this Section 3(f) none of them shall seek or accept adequate protection without the prior written consent of the Aimco Agent.

g.             Filing of Motions. Until the Discharge of Aimco Lien Indebtedness has occurred, the Holdings Agent agrees on behalf of itself and the Holdings Lenders that none of them shall, in or in connection with any Insolvency Proceeding relative to any Obligor, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that (a) violates, or is prohibited by, this Section 3 (or, in the absence of an Insolvency Proceeding, otherwise would violate or be prohibited by this Agreement), (b) asserts any right, benefit or privilege that arises in favor of the Holdings Agent or the Holding Lenders, in whole or in part, as a result of their interest in the Collateral or in the Lien securing the Holdings Lien Indebtedness (unless the assertion of such right is expressly permitted by this Agreement) or (c) challenges the validity, priority, enforceability or voidability of any Liens or claims held by the Aimco Agent or the Aimco Lender, or the extent to which the Aimco Lien Indebtedness constitutes secured claims under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Holdings Agent may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Holdings Agent imposed hereby.

h.             Relief from the Automatic Stay. The Holdings Agent agrees, on behalf of itself and the Holdings Lenders, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding relative to any Obligor or take any action in derogation thereof, in each case in respect of any Collateral, without the prior written consent of the Aimco Agent.

i.              Asset Dispositions in an Insolvency Proceedings. In an Insolvency Proceeding relative to any Obligor, neither the Holdings Agent nor any Holdings Lender shall oppose any sale or disposition of any assets of any Obligor that is supported by the Aimco Agent, and the Holdings Agent and each Holdings Lender will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale supported by the Aimco Agent and to have released their Liens on such assets.

j.              Plan of Reorganization. In an Insolvency Proceeding relative to any Obligor, the Holdings Agent and the Holdings Lenders shall not support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (1) pays off, in cash in full, all Aimco Lien Indebtedness or (2) is accepted by the class of holders of Aimco Lien Indebtedness voting thereon and is supported by the Aimco Agent.

k.             Reorganization Securities. If, in any Insolvency Proceeding relative to any Obligor, any recovery on debt obligations of the reorganized debtor secured by Liens upon any Collateral of the reorganized debtor is distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Aimco Lien Indebtedness and on account of Holdings Lien Indebtedness, then, to the extent the recovery distributed on account of the Aimco Lien Indebtedness and on account of the Holdings Lien Indebtedness is secured by Liens upon the same Collateral, the provisions of this Agreement will survive the recovery on such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

l.              No Waivers of Rights of Aimco Agent and Aimco Lenders. Nothing contained herein shall prohibit or in any way limit the Aimco Agent or any other Aimco Lender from objecting in any Insolvency Proceeding relative to any Obligor to any action taken by any Holdings Lender not expressly permitted hereunder, including the seeking by any Holdings Lender of adequate protection in any Insolvency Proceeding relative to any Obligor.

m.            Other Matters. To the extent that the Holdings Agent or any Holdings Lender has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral, the Holdings Agent agrees, on behalf of itself and the Holdings Lenders, not to assert any of such rights without the prior written consent of the Aimco Agent unless expressly permitted to do so hereunder.

n.             No Single Class. Each of the Aimco Agent, on behalf of itself and the Aimco Lender, and the Holdings Agent, on behalf of itself and the Holdings Lenders, acknowledges and agrees that (a) the grants of Liens pursuant to the Aimco Loan Documents and the Holdings Loan Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Aimco Lien Indebtedness and the Holdings Lien Indebtedness are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding relative to any Obligor. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims with respect to the Aimco Lien Indebtedness and the Holdings Lien Indebtedness in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Holdings Agent and the Holdings Lenders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Obligors in respect of the Collateral, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held with respect to the Holdings Lien Indebtedness), the Aimco Agent and the Aimco Lender shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held with respect to the Holdings Lien Indebtedness. The Holdings Agent and the Holdings Lenders hereby acknowledge and agree to turn over to the Aimco Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Holdings Agent and the Holdings Lenders.

4.             Modifications of Indebtedness.

a.             Aimco Lien Indebtedness. All Aimco Lien Indebtedness at any time incurred by either Obligor shall be deemed to have been incurred, and all Aimco Lien Indebtedness held by any holder of Aimco Lien Indebtedness shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and Holdings Agent and each Holdings Lender, hereby waives (i) notice of acceptance of, or proof of reliance by Aimco Lender on, this Agreement, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Aimco Lien Indebtedness. Nothing contained in this Agreement shall preclude the Aimco Lender from discontinuing the extension of credit to either Obligor (whether under the applicable Aimco Credit Agreement or otherwise) or, subject to Section 4(c), from taking (without notice to Holdings Agent and each Holdings Lender, either Obligor, or any other person) any other action in respect of the Aimco Lien Indebtedness or the Collateral which Aimco Lender is otherwise entitled to take with respect to the Aimco Lien Indebtedness or the Collateral. Aimco Lender shall have the right, without notice to or consent from Holdings Agent or any Holdings Lender, to amend, supplement or modify the Aimco Lien Indebtedness, except as expressly limited by this Agreement.

b.             Notice of Acceptance and Other Waivers.

(1)  To the fullest extent permitted by applicable law, Holdings Agent, each Holdings Lender hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Aimco Credit Agreement, or the creation or existence of any Aimco Lien Indebtedness; (iii) notice of the amount of the Aimco Lien Indebtedness; (iv) notice of any adverse change in the financial condition of either Obligor or of any other fact that might increase Holdings Agent’s or any Holdings Lender’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Aimco Loan Documents; (vi) notice of any Default or Event of Default under the Aimco Loan Documents or otherwise relating to the Aimco Lien Indebtedness; (vii) all other notices (except if such notice is specifically required to be given to Holdings Agent under this Agreement) and demands to which Holdings Agent and each Holdings Lender might otherwise be entitled, (viii) any defense, set-off,  counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Aimco Lien Indebtedness or any security therefor; and (ix) the benefit of any statute of limitations affecting Holdings Agent’s or any Holdings Lenders’ obligations hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Aimco Lien Indebtedness shall similarly operate to defer or delay the operation of such statute of limitations applicable to Holdings Agent or any Holdings Lender’s obligations hereunder.

(2)  To the fullest extent permitted by applicable law, each of the Aimco Agent and the Aimco Lender hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under any HSH Facility, or the creation or existence of any Holdings Lien Indebtedness; (iii) notice of the amount of the Holdings Lien Indebtedness; (iv) notice of any adverse change in the financial condition of either Obligor or of any other fact that might increase Holdings Agent’s or any Holdings Lender’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Holdings Loan Documents; (vi) notice of any Default or Event of Default under the Holdings Loan Documents or otherwise relating to the Holdings Lien Indebtedness; (vii) all other notices (except if such notice is specifically required to be given to Holdings Agent under this Agreement) and demands to which Holdings Agent and each Holdings Lender might otherwise be entitled, (viii) any defense, set-off,  counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Holdings Lien Indebtedness or any security therefor; and (ix) the benefit of any statute of limitations affecting Holdings Agent’s or any Holdings Lenders’ obligations hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Holdings Lien Indebtedness shall similarly operate to defer or delay the operation of such statute of limitations applicable to Holdings Agent or any Holdings Lender’s obligations hereunder.

(3)  To the fullest extent permitted by applicable law, Holdings Agent and each Holdings Lender, waives the right by statute or otherwise to require the Aimco Agent to institute suit against any Obligor or to exhaust any rights and remedies or to exercise any remedies in any priority or at all which Aimco Agent has or may have against any Obligor. Holdings Agent and each Holdings Lender further waives any defense arising by reason of any disability or other defense (other than the defense that the Discharge of Aimco Lien Indebtedness has occurred (subject to the provisions of Section 3(c)) of either Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof.

(4)  WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, HOLDINGS AGENT AND EACH HOLDINGS LENDER, WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY AIMCO AGENT OR AIMCO LENDER, EVEN THOUGH THAT ELECTION OF REMEDIES HAS DESTROYED HOLDINGS AGENT AND EACH HOLDINGS LENDER’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST EITHER OBLIGOR BY THE OPERATION OF ANY APPLICABLE LAW.

(5)  Neither Aimco Agent nor any of its respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. Aimco Lender will be entitled to manage and supervise its loans and extensions of credit under the Aimco Loan Documents as Aimco Lender may, in its sole discretion, deem appropriate, and Aimco Lender may manage its loans and extensions of credit without regard to any rights or interests that Holdings Agent or any Holdings Lender may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. Aimco Agent may, from time to time, enter into agreements and settlements with Obligors as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including, without limitation, substituting Collateral, releasing any Lien and releasing either Obligor. Holdings Agent and each Holdings Lender waives any and all rights it may have to require Aimco Agent to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.

c.             Modifications of Aimco Lien Indebtedness. Holdings Agent and each Holdings Lender hereby agrees that, without affecting the obligations of the Holdings Agent and each Holdings Lender hereunder, the Aimco Agent and the Aimco Lender may at any time and from time to time, in its sole discretion without the consent of or notice to Holdings Agent or any Holdings Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to Holdings Agent or any Holdings Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify the Aimco Credit Agreement or any of the applicable Aimco Loan Documents, whether or not in a manner that would be adverse to either Obligor, including, to:

(1)  change the manner, place, time, or terms of payment or renew or alter, all or any of the applicable Aimco Lien Indebtedness or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the applicable Aimco Lien Indebtedness or any of the applicable Aimco Loan Documents,

(2)  amend, or grant any waiver, compromise or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the applicable Aimco Lien Indebtedness,

(3)  release its Lien on any Collateral or other property,

(4)  exercise or refrain from exercising any rights against either Obligor or any other Person,

(5)  retain or obtain the primary or secondary obligation of any Person with respect to any of the applicable Aimco Lien Indebtedness, and

(6)  otherwise manage and supervise the applicable Aimco Lien Indebtedness as the Aimco Agent and the Aimco Lender shall deem appropriate;

provided, however, that, without the consent of the Holdings Lenders, no such amendment, supplement, or modification shall (i) contravene any provision of this Agreement, (ii) result in the sum of the obligations thereunder exceeding the Aimco Lien Cap Amount and the Aimco Lien Additional Amount, or (iii) increase the interest rate, premium or fees under the Aimco Loan Documents in a manner that would increase the total yield on Indebtedness thereunder by more than 3% per annum (excluding increases resulting from the accrual of interest at the default rate, provided the default rate does not exceed 4% per annum over the rate that would otherwise apply).

d.             Amendments to Comparable Documents. In the event the Aimco Agent enters into any amendment, waiver or consent in respect of any of the collateral documents part of the Aimco Loan Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such Aimco Loan Documents or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Holdings Security Document without the consent of or action by the Holdings Agent or any Holdings Lender (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Holdings Loan Documents), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien with respect to the Holdings Lien Indebtedness, except to the extent that a release of such Lien is permitted by Section 2(i), (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Holdings Lenders and does not affect the Aimco Lender in a like or similar manner shall not apply to the Holdings Loan Documents without the consent of the Holdings Agent, (iii) no such amendment, waiver or consent shall have any effect on any Additional Holdings Loan Collateral nor on any provision of any Comparable Holdings Security Documents except in relation to the Collateral and the Obligors, and (iv) notice of such amendment, waiver or consent shall be given to the Holdings Agent promptly (and in any event no later than five Business Days) after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

5.             Holdings Lien Indebtedness Owed Only to Holdings Lenders. Holdings Agent and each Holdings Lender warrants and represents that Holdings Agent and each Holdings Lender has not previously assigned any interest in the Holdings Lien Indebtedness, that no other party owns an interest in any of the Holdings Lien Indebtedness (whether as joint holders, participants, or otherwise), and that the entire Holdings Lien Indebtedness is owing only to the Holdings Agent and each Holdings Lender. Each Holdings Lender agrees that any assignee of its interest in the Holdings Lien Indebtedness and the Holdings Documents shall become bound by assignment and assumption to this Agreement (and the Holdings Agent agrees to promptly provide a copy of any such assignment and assumption to the Aimco Agent).

6.             Representations. Aimco Agent represents and warrants that it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement. Holdings Agent represents and warrants that it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement.

7.             Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by Holdings Agent and the Aimco Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.             Action Against. If the Holdings Agent or any Holdings Lender shall take any action against any Obligor in violation of this Agreement, then such Obligor may interpose as a defense or dilatory plea the making of this Agreement, and the Aimco Agent is hereby irrevocably authorized to intervene and to interpose such defense or plea in its name or in the name of such Obligor. If Holdings Agent or any Holdings Lender shall attempt to enforce, collect or realize upon any Collateral in violation of this Agreement, then any Obligor may, by virtue of this Agreement, restrain any such enforcement, collection, realization, or upon failure to do so, the Aimco Agent may restrain such enforcement, collection, realization either in its own name or in the name of such Obligor. If Holdings Agent or any Holdings Lender otherwise violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, Aimco Agent may restrain such violation in any court of law and may, in its own or either Obligor’s name, interpose this Agreement as a defense in any action by Holdings Agent or any Holdings Lender.

9.             Third Party Beneficiaries. This Agreement is solely for the benefit of Aimco Agent and Holdings Agent, and their respective successors and assigns, and neither either Obligor nor any other Person is intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. To the extent set forth in Section 7, Aimco Agent and Holdings Agent shall have the right to modify or terminate this Agreement at any time without notice to or approval of any Obligor or any other Person.

10.           No Impairment or Discharge of Holdings Lien Indebtedness. Nothing in this Agreement is intended to or shall impair, as between Obligors or their Affiliates and Holdings Agent, the obligation of Obligors or their Affiliates, which is absolute and unconditional, to pay the Holdings Lien Indebtedness as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of Holdings Agent and creditors of Obligors or their Affiliates other than Aimco Agent. Each Obligor or their Affiliates agrees that any payments or distributions paid over to Aimco Agent pursuant to this Agreement and not applied in reduction of the Holdings Lien Indebtedness shall be deemed not to have discharged any of the obligations of the Obligors or their Affiliates in respect of the Holdings Lien Indebtedness (and, to the extent that by operation of applicable law they are treated as doing so, the Obligors or their Affiliates covenant to indemnify the Holdings Agent on demand, but subject to the prior Discharge of the Aimco Lien Indebtedness, from and against any loss suffered or incurred by it in consequence thereof).

11.           Subrogation. After the Discharge of Aimco Lien Indebtedness shall have occurred, Holdings Agent and each Holdings Lender shall be subrogated to the rights of the Aimco Agent and the Aimco Lender to the extent that distributions otherwise payable to Holdings Agent and each Holdings Lender have been applied to the payment of the Aimco Lien Indebtedness in accordance with the provisions of this Agreement. Aimco Agent shall not have any obligation or duty to protect Holdings Agent’s rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall Aimco Agent be liable for any loss to, or impairment of, any subrogation rights held by Holdings Agent or any Holdings Lender.

12.           Notices. For the purposes of this Agreement, all notices or demands shall be in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or facsimile confirmed by the recipient and addressed to the notified party at its address set forth below:

If to Aimco Agent:	Wells Fargo Bank, National Association,
as Administrative Agent and Collateral Agent
45 Broadway, 14th Floor
New York, NY 10006
Tel: 212-515-5264
Fax: 212-515-1576
Attention: CMES-CSSW, LLC

If to Holdings Agent:	HSH Nordbank AG
230 Park Avenue, 33rd Floor
New York, New York 10169
Telephone: (212) 407-6854 (Michael Pepe)
Telecopy: (212) 407-6807
Attention: Energy Portfolio Management

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices sent in accordance with Sections 9611, 9612, 9613, 9620, 9621 of the UCC or any other applicable provision of the UCC shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after deposit thereof in the mail. Notices sent in accordance with Sections 9611, 9612, 9613, 9620, 9621 of the UCC or any other applicable provision of the UCC shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by facsimile or other similar method set forth above.

13.           Consent to Jurisdiction; Additional Waivers. Holdings Agent and Aimco Agent each consent to the non-exclusive jurisdiction of any state or federal court located within the Borough of Manhattan, County of New York, State of New York; provided, however, that any suit seeking enforcement against any Collateral or other property may be brought, at Aimco Agent’s option, in the courts of any jurisdiction where Aimco Agent elects to bring such action or where such Collateral or other property may be found. Holdings Agent, waives personal service of any and all process upon it, and consents that all service of process be made in the manner set forth in Section 12 of this Agreement for notices. Holdings Agent and Aimco Agent each waive, to the fullest extent each may effectively do so, any defense or objection based upon forum non conveniens and any defense or objection to venue of any action instituted within the Borough of Manhattan, County of New York, State of New York. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.

14.           Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made in the State of New York, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of New York.

15.           Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors and assigns, subject to the provisions hereof.

16.           Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.

17.           Authority. Each of the parties hereto certifies that such party has all necessary authority to execute this Agreement.

18.           Counterparts. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart.

19.           Headings. The headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

20.           Severability. Any provision of this Agreement that is prohibited by law or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision. To the extent permissible, the parties waive any law that prohibits any provision of this Agreement or renders any provision hereof unenforceable.

21.           Termination. This Agreement shall continue in full force and effect until the Discharge of Aimco Lien Indebtedness shall have occurred and shall thereafter be revived to the extent provided for in Section 3(c).

22.           Acknowledgement of Holdings Liens. Aimco Agent and the Aimco Lender acknowledges that Holdings Agent and each Holdings Lender has been granted Liens upon all of the Collateral in which the Aimco Agent and the Aimco Lender has been granted Liens and each of the Aimco Agent and the Aimco Lender hereby consents thereto, subject to the terms and conditions of this Agreement.

23.           Aimco Agent. Notwithstanding anything herein to the contrary, the Aimco Agent shall be afforded all of the rights, powers, immunities and indemnities of the Aimco Agent set forth in the Aimco Credit Agreement and the other Loan Documents (as defined in the Aimco Credit Agreement). The Borrower, Aimco Holdco, the Holdings Agent and the Holdings Lenders hereby acknowledge the appointment of the Aimco Agent pursuant to the Credit Agreement. The rights, privileges, protections and benefits given to the Aimco Agent, including their right to be indemnified, are extended to, and shall be enforceable by, the Aimco Agent in its capacities hereunder.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

AIMCO AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administration Agent and as Collateral Agent

By:	/s/ Michael Pinzon
Name:	Michael Pinzon
Title:	Vice President

[Signature Page to Intercreditor Agreement]

HOLDINGS AGENT:

HSH NORDBANK AG, NEW YORK BRANCH, as agent

By:	/s/ Brian T. Caldwell
	Name:	Brian T. Caldwell
	Title:	Senior Vice President
HSH Nordbank AG, New York Branch

By:	/s/ Michael Pepe
	Name:	Michael Pepe
	Title:	Senior Vice President HSH Nordbank AG, NY Branch

Annex A

To Intercreditor Agreement

Form of Purchase Notice

Wells Fargo Bank, National Association,

as Aimco Agent

[ADDRESS]

Ladies and Gentlemen:

Reference is hereby made to the Intercreditor Agreement, dated as of July 17, 2009 (the “Intercreditor Agreement”), between Wells Fargo Bank, National Association, as the Collateral Agent and Administrative Agent under the Aimco Credit Agreement (in such capacities, together with successors and assigns, the “Aimco Agent”) and HSH Nordbank AG, New York Branch, as the Collateral Agent for the lenders under and pursuant to the HSH Facilities (in such capacity, together with its successors and assigns, the “Holdings Agent”), and is acknowledged by CSSW, LLC (the “Borrower”), First Wind Holdings, LLC (“Sponsor”) and certain other subsidiaries of the Sponsor as set forth therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.

Pursuant to Section 2(g) of the Intercreditor Agreement, [                      ], [each] a Holdings Lender as of the date hereof (the “Purchasing Part[y][ies]”), hereby give[s] irrevocable notice to the Aimco Agent that [it][they] shall purchase all of the Aimco Lien Indebtedness from the Aimco Lender. The date on which the Purchase is anticipated to be consummated will be [                      ], but in any event not later than 60 days after receipt of this notice by the Aimco Agent.(1) The Purchasing Part[y][ies] acknowledge[s] and agree[s], for the benefit of the Aimco Agent and the Aimco Lender, that upon delivery of this notice, [the][each] Purchasing Part[y][ies] shall be irrevocably obligated to consummate the purchase of the Aimco Lien Indebtedness on the date specified above (or such other date as notified by the Purchasing Part[y][ies] to the Aimco Agent which shall be a date no later than 60 days after receipt of this notice by the Aimco Agent), as required by the terms of the Intercreditor Agreement, on the terms set forth in Section 2(g) and any other applicable provision of the Intercreditor Agreement, which terms shall be binding on the Purchasing Part[y][ies].

The Purchasing Part[y][ies] agree[s] that Sections 13 and 14 of the Intercreditor Agreement shall apply to this notice and that [it][they] each consent[s] and agree[s] to terms of Section 13 as binding on it.

Sincerely,

[Name of each Purchasing Lender](2)

Name:
Title:

(1)  Date to be not less than 5 Business Days nor more than sixty days after receipt by the Aimco Agent of this Purchase Notice

(2)  Each purchasing lender shall be a Permitted Holdings Lender as provided in the Intercreditor Agreement

ACKNOWLEDGEMENT

The undersigned hereby acknowledgment and consents to, the foregoing Intercreditor Agreement, dated as of July    , 2009, between HSH Nordbank, AG, New York Branch, as the Holdings Agent and Wilmington Trust Company as the Aimco Agent (the “Intercreditor Agreement”).  Unless otherwise defined in this Acknowledgement, terms defined in the Intercreditor Agreement have the same meanings when used in this Acknowledgement.

Each of the undersigned agrees to be bound by the Intercreditor Agreement, and that the Intercreditor Agreement may be amended by Aimco Agent and Holdings Agent without notice to, or the consent of, the Borrower or any other Person.

CSSW, LLC

By:
Name:
Title:

FIRST WIND HOLDINGS, LLC

By:	/s/ Michael U. Alvarez
	Name:	Michael U. Alvarez
Title:

FIRST WIND ACQUISITION IV, LLC

By:	/s/ Michael U. Alvarez
	Name:	Michael U. Alvarez
Title:

[Signature Page to Acknowledgement of Intercreditor Agreement]

ACKNOWLEDGEMENT

The undersigned hereby acknowledges and consents to, the foregoing Intercreditor Agreement, dated as of July 17, 2009, between HSH Nordbank, AG, New York Branch, as the Holdings Agent and Wells Fargo Bank, National Association, as the Aimco Agent (the “Intercreditor Agreement”). Unless otherwise defined in this Acknowledgement, terms defined in the Intercreditor Agreement have the same meanings when used in this Acknowledgement.

Each of the undersigned agrees to be bound by the Intercreditor Agreement, and that the Intercreditor Agreement may be amended by Aimco Agent and Holdings Agent without notice to, or the consent of, the Borrower or any other Person.

First Wind Holdings, LLC

By:
Name:
Title:

First Wind Acquisition, LLC

By:	/s/ Evelyn Lim
Name: Evelyn Lim
Title:

First Wind Acquisition IV, LLC

By:	/s/ Evelyn Lim
Name: Evelyn Lim
Title:

New York Wind III, LLC

By:	/s/ Evelyn Lim
Name: Evelyn Lim
Title:

First Wind Maine Holdings, LLC

By:	/s/ Evelyn Lim
Name: Evelyn Lim
Title:

Stetson Holdings, LLC

By:	/s/ Evelyn Lim
Name: Evelyn Lim
Title: Secretary

Evergreen Wind Power V, LLC

By:	/s/ Evelyn Lim
Name: Evelyn Lim
Title:

CSSW Holdings, LLC

By:	/s/ Evelyn Lim
Name: Evelyn Lim
Title:

CSSW, LLC

By:	/s/ Evelyn Lim
Name: Evelyn Lim
Title: